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                                               \        OMB APPROVAL          \
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                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ALFA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       OF ALFA CORPORATION APPEARS HERE

                               ALFA CORPORATION
                                P. O. BOX 11000
                        MONTGOMERY, ALABAMA 36191-0001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ALFA CORPORATION:

  Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 27, 2000, at 10:00 a.m., for the purpose of considering and acting upon the following:

(1) To elect a Board of Directors to serve until the next annual meeting of stockholders.

(2) To approve amendments to the Employee Stock Purchase Plan

(3) To approve the Employee Stock Bonus Plan

(4) To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 16, 2000, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

  The Company's Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 1999.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ H. Al Scott
                                          ----------------------------------
                                          H. Al Scott
                                          Secretary

DATED: March 23, 2000

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                               ALFA CORPORATION
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 27, 2000

  This proxy statement is furnished to the stockholders of Alfa Corporation (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 27, 2000, and any and all adjournments thereof.

  If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors and FOR proposal 2 and proposal 3. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             REVOCABILITY OF PROXY

  The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meeting and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on March 16, 2000, there were 39,227,994/1/ shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 16, 2000.

  The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company's outstanding common shares as of March 1, 2000.

                                                            NUMBER OF
NAME AND ADDRESS                                           SHARES OWNED PERCENT
----------------                                           ------------ -------
Alfa Mutual Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................  16,144,638   41.16
Alfa Mutual Fire Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................   3,972,986   10.13

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

  All nominees of management for election as directors, currently serve as directors of the Company. Dean Wysner and Steve Dunn were elected to the Board to replace Directors Milborn Chesser and John Morris who resigned in December 1999.

  Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

  Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

  The following table sets forth as of March 1, 2000 information concerning each of the nominees' present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of March 1, 2000 and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected.
--------
/1/There are an additional 8,000 shares outstanding issued to Alfa Life
   Insurance Corporation (ALIC), a subsidiary of the Company, upon organization of the Company, which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

                                                                            STOCK BENEFICIALLY OWNED
                                                                               AS OF MARCH 1, 2000
                                      POSITIONS WITH COMPANY,   DIRECTOR ---------------------------------
 NOMINEE                         AGE  BUSINESS & DIRECTORSHIP    SINCE   DIRECTLY  INDIRECTLY/1/   PERCENT
 -------                         --- ------------------------   -------- --------- -------------   -------
 Jerry A. Newby/3/ .............  52 Chairman of the Board &      1993      24,036  20,127,265/2/   51.37
                                      President, President of
                                      Alabama Farmers
                                      Federation and farmer

 Hal F. Lee/3/,/4/,/5/ .........  55 Farmer                       1998         687       4,000        .01

 Russell R. Wiggins/3/,/4/,/5/ .  50 Farmer                       1999       4,674                    .01

 Dean Wysner/3/,/4/ ............  53 Farmer                       2000         200                    .00

 Steve Dunn/3/,/4/ .............  43 Farmer                       2000         180                    .00

 James A. Tolar, Jr./3/,/4/ ....  65 Farmer, Director:            1983         400                    .00
                                      Compass Bank of
                                      Uniontown, Alabama

 B. Phil Richardson/3/,/4/,/5/ .  74 Retired Ex. V. P. of         1983     185,176      35,752        .56
                                      Operations Alfa
                                      Insurance Group

 Boyd E. Christenberry..........  71 Retired Executive Vice       1983     231,312      60,462        .74
                                      President of Marketing
                                      Alfa Insurance Group,
                                      Director: Colonial
                                      Bank, Montgomery Region

 John R. Thomas/3/,/4/ .........  61 Chairman, President &        1989       7,412                    .02
                                      Chief Executive Officer
                                      of Aliant Financial
                                      Corp. of Alexander
                                      City, Alabama.
                                      Director: Aliant
                                      Financial Corp.,
                                      Russell Corporation,
                                      Aliant Bank

 James I. Harrison, Jr..........  67 Chairman and CEO,            1995       5,424                    .01
                                      Carport, Inc.,
                                      Director: AmSouth
                                      Bancorporation
                                      (Emeritus) Director
                                      Nichols TXEN

 C. Lee Ellis...................  48 Executive Vice               1999     127,237       6,860        .34
                                      President, Investments,
                                      Operations; Director

 Alvin H. Dees/6/ ..............  53 Executive Vice President               77,776       2,100        .20
                                      Marketing

 Marcia P. Martin/6/ ...........  62 Sr. Vice President,                    35,210       2,303        .10
                                      Personnel

 J. Donald Price/6/ ............  48 Sr. Vice President,                    48,800       1,600        .13
                                      Finance, CFO

                                     Directors and Officers              1,037,249  20,267,005      54.31
                                      as a Group (23 persons)

--------
/1/Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.

/2/Includes 16,144,638 shares owned by Alfa Mutual Insurance Company and
   3,972,986 shares owned by Alfa Mutual Fire Insurance Company of which he is Chairman of the Board and President and has voting and investment authority.

/3/ Member, Executive Committee.

/4/ Member, Compensation Committee.

/5/ Member, Audit Committee.

/6/ Executive Officer of the Company but not a director and not a nominee for director.

  Directors who are not salaried employees of the Company or its subsidiaries receive a monthly retainer of $1,550. They also receive a fee of $800 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated Company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met 11 times during 1999.

  The Executive Committee during 1999 consisted of Directors Newby, Lee, Wiggins, Morris, Tolar, Chesser, Richardson and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met seven times during 1999.

  The Audit Committee during 1999 consisted of Directors Morris, Richardson and Lee and met four times.

  The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflicts of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to meet quarterly and to render reports of its meetings and any actions or recommendations to the Board of Directors.

  The Compensation Committee during 1999 consisted of Directors Lee, Wiggins, Morris, Tolar, Chesser, Richardson and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to Alfa Mutual Insurance Company under the Management and Operating Agreement and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met once in 1999.

  During 1999 all directors attended at least 75% of the meetings of the Board and all members of the Executive, Compensation and Audit Committees attended at least 75% of the meetings of these respective committees.

PROPOSAL 2
                         APPROVAL OF AMENDMENTS TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

  On January 17, 2000, the board of directors of the Company approved and adopted amendments to the Alfa Corporation Employee Stock Purchase Plan (the "Plan"). Under the Plan, eligible participants are provided a means of purchasing shares of the Company's $1.00 par value common stock through payroll deductions. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The proposed amendments to the Plan are set out in Exhibit "A".

  There are three amendments to the Plan to be approved. The first amendment provides that the maximum monthly payroll deduction shall be the greater of $1,000 or 10 percent of a participant's total monthly salary, wages or other remuneration. The second amendment provides that the Company shall contribute for each participant an amount of cash equal to 15 percent of the amount of each participant's payroll deductions and such cash shall be used to acquire Company stock under the Plan. The third amendment clarifies the duties of the Servicing Broker (as described below) under the Plan.

ELIGIBILITY AND PARTICIPATION

  Eligible participants in the Plan include officers, directors and employees of the Company and its subsidiaries, officers, directors and employees of Alfa Mutual Insurance Company ("AMIC") and officers, directors and employees of Alabama Farmers Federation (the "Federation") who have served in that capacity for a continual period of 90 days and have attained the age of majority in the jurisdiction where they reside.

  AMIC owns approximately 41% of the common stock of the Company, and Alfa Mutual Fire Insurance Company ("AMFIC") owns approximately 10%. AMIC and AMFIC share a common board of directors and executive officers. The board of directors and the chief executive officer of the Federation also serve as the board of directors and chief executive officer of AMIC. A majority of the board of directors and all of the principal executive officers of the Company serve as directors and officers of AMIC. Accordingly, AMIC, and the Federation may be viewed as "parents" of the Company who, directly or indirectly, are in "control" of the Company's operations and policies. The Company has no employees on its payroll. All management and operational services of the Company are provided to the Company by employees of AMIC. Under a Management Services Agreement, the Company reimburses AMIC for the cost of services and operational overhead allocable to its usage of AMIC supplied personnel and facilities. In addition, the Company's property and casualty insurance subsidiaries and AMIC, are parties to a Pooling Agreement pursuant to which premium and investment income and costs of operation and losses are "pooled" and divided among them in accordance with a fixed percentage division. See Note 2 of Notes to Consolidated Financial Statement, contained in the Company's 1999 ANNUAL REPORT TO SHAREHOLDERS.

  Participation in the Plan is voluntary, and neither the Company, AMIC nor the Federation makes any recommendations to eligible participants as to whether they should or should not participate.

ENROLLMENT AND PAYROLL DEDUCTION

  If an employee elects to participate in the Plan, he or she may enroll by authorizing payroll withholdings of the amount specified in the enrollment form and by authorizing the Servicing Broker to purchase in the open market shares of the Company's stock for his or her account under the Plan. A participant's minimum payroll deduction is $25.00 per month. As currently in effect, the maximum monthly deduction is $1,000. The first amendment to the Plan provides that the maximum monthly deduction shall be the greater of $1,000 or 10 percent of the participant's total monthly salary, wages or other remuneration. This amendment is contained in Section 5 of the Plan.

  An employee may revise or terminate his or her payroll deduction at any time by written request. If any employee terminates deductions, he or she may not again authorize payroll deductions for a period of six months after the termination.

COMPANY CONTRIBUTIONS

  Under the Plan currently in effect, neither the Company nor any other of the participating employers make any matching contributions for participants' accounts.

  However, the second amendment to the Plan provides that there shall be contributed for each participant an amount of cash equal to 15 percent of the amount of each participant's payroll deduction. This contribution will be used by the Servicing Broker to acquire Company common stock for the participant. This amendment is contained at Section 7 of the Plan.

  The Federation bears the costs and expenses of the Plan allocable to its employee's participation in the Plan. The amount of cost borne by the Company will vary from time to time depending upon the results of periodic time and usage studies which fix the allocations of cost under the Management Services Agreement and the pooling percentages established in the Pooling Agreement.

SERVICING BROKER

  Under the Plan, the Company may, from time to time, appoint one or more brokers to open and maintain accounts in the names of participants and to make purchases of shares of the Company's stock on the open market.

  Under the arrangement with the Servicing Broker, each month AMIC and the Federation deliver to the Servicing Broker the payroll deductions. As promptly as reasonably practicable, the Servicing Broker purchases the number of shares which can be purchased for such amount at the current fair market value and allocates such shares (including fractional shares up to the ten-thousandth of a share) to each participant's account maintained by it in the proportion that each participant's withholdings for that month bear to the total payroll deductions for that month. AMIC (and, indirectly, the Company, under the Management Services Agreement and Pooling Agreement described above) pays all commissions and expenses with respect to the purchase of shares and the maintenance of accounts, but all other relationships of broker and customer are directly between the Servicing Broker and the participants in whose names the accounts are maintained, and there is no agency relationship of Servicing Broker to the Company.

  As of March 1, 2000, the closing price of the Company's common stock as listed on the Nasdaq National Market System was $16 7/8 per share.

  The third amendment to the Plan makes it clear that the Servicing Broker has sole authority to decide the amount of shares that shall be purchased on any date and the price that shall be paid for such shares. The amendment also makes it clear that it is intended that the Servicing Broker shall be an "agent independent of the issuer" under SEC Regulation M. This means that the Servicing Broker shall not be an affiliate of the Company and that neither the Company nor any affiliate of the Company exercises direct or indirect control or influence over the prices or amounts of securities to be purchased, the timing or manner of the purchases, or the selection of any other broker or dealer used by the Servicing Broker in making purchases.

REPORTS AND VOTING

Participants in the Plan receive periodic reports (at least annually) of the common shares purchased for their accounts and of dividends and the distributions received by the Servicing Broker and allocated to participants' accounts. The Company provides annual, quarterly and special reports and proxy materials to the participants. Participants are entitled to vote the shares held in their names by the Servicing Broker.

WITHDRAWAL FROM THE PLAN

  Any shares held for the account of a participant may be withdrawn at any time by giving instructions to the Servicing Broker. A participant may also sell shares held in the account by instructing the Servicing Broker to sell such shares and paying any applicable commissions or fees. Upon the death of a participant, shares will be distributed to the executor or other personal representative of the participant. Participants may not pledge or hypothecate interests in the stock held for their account under the Plan.

TAX CONSEQUENCES

  Payroll deductions made from a participant's periodic compensation in accordance with his or her election under the Plan in order to acquire shares of the Company's common stock are not deductible under the Internal Revenue Code or the tax laws of Alabama, and payroll withholdings are made on all taxable compensation paid to such persons, including the amounts withheld under the Plan for a participant's account. A participant's basis in the shares held in his or her account by the Servicing Broker is the actual costs of such shares on the open market, and the participant will recognize gain or loss upon his or her sale of such shares based upon such cost basis. Dividends received on account of the shares held in a participant's account constitute taxable income to each participant.

  The amount of the matching contribution made on shares acquired under the Plan will be taxable as ordinary income to the participant in the year in which it is made. The amount of the contribution will be reflected on the participant's Form W-2. The basis of the stock acquired for the participant with the matching contribution will be the cost of the shares acquired on the open market for the account of the participant.

  The commissions and other costs and expenses of the Plan are deducible by AMIC, and, under the Management Services Agreement and the Pooling Agreement described above, share of such costs and expenses borne by the Company reduce its taxable income for United States and state income tax purposes.

AMENDMENT OR TERMINATION

  The Company may amend or terminate the Plan at any time. Termination will not result in any forfeiture of the shares allocated to a participant's account under the Plan or any rights accruing to those shares.

ACQUISITIONS BY MANAGEMENT

  All eligible employees of the Company and its affiliates are eligible to become participants in the Plan. It is not possible to determine how many shares may be acquired in the Plan in the future.

VOTE REQUIRED

  The approval of the amendments to the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and voting at the Annual Meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

PROSPOAL 3
                                APPROVAL OF THE
                          RESTRICTED STOCK BONUS PLAN

  On January 17, 2000, the board of directors of the Company adopted the Alfa Mutual Insurance Company Restricted Stock Bonus Plan (the "Bonus Plan"). Under the Bonus Plan, as described below, employees of the Company may elect to receive up to 50 percent of any bonus in shares of Company common stock, par value $1.00 per share, plus receive a related employer contribution on amounts received in stock. The Bonus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Bonus Plan is set forth in Exhibit B.

ELIGIBILITY AND PARTICIPATION

  All persons who serve as officers or employees of the Company, AMIC or any affiliate of such companies may participate in the Bonus Plan. For a further description of the Company and certain relationships with its affiliates, see "APPROVAL OF AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN--Eligibility and Participation."

  Participation in the Bonus Plan is voluntary, and neither the Company nor any of its affiliates makes any recommendations to eligible employees as to whether they should participate in the Bonus Plan.

PAYMENT OF BONUSES

  On an annual basis, each employee who is eligible to participate in the Bonus Plan shall be given the right to receive up to 50 percent of any cash bonus awarded to such employee in Company common stock. Generally, bonuses are authorized for all employees on an annual basis, and are awarded solely at the discretion of the compensation committee of AMIC. Employees may elect to participate in the Bonus Plan annually prior to the granting of a bonus under the plan, and failure to participate in one year does not preclude participation in a subsequent year.

  An employee who participates in the Bonus Plan may have the cash bonus applied for the purchase of Company common stock in any amount up to 50 percent of the amount of the cash bonus. Employees may change annually the amount of a cash bonus that is used to acquire Company common stock, subject to the maximum of 50 percent that may be used for such purpose.

COMPANY CONTRIBUTIONS

  After employees have made elections to participate in the Bonus Plan, AMIC shall contribute an amount of cash equal to 15 percent of that portion of the cash bonus as to which all employees have elected to receive Company common stock. The Servicing Broker shall acquire in the open market shares of Company common stock at the current market value with such cash, and the shares acquired will be allocated pro-rata to each employee who participates in the Bonus Plan.

SERVICING BROKER

  The trust referred to below at "Establishment of Trust" shall select a Servicing Broker for purposes of the Bonus Plan. The Servicing Broker shall have sole authority to decide the amount of shares that shall be purchased on any date and the price that shall be paid for such shares. AMIC shall pay all costs and commissions related to the acquisition of Company common stock by the Servicing Broker. The Servicing Broker shall maintain such accounts for the purchase of common stock as may be customary and provide such reports to the trust as the trust may from time to time request.

  AMIC pays all commissions and fees of the Servicing Broker in the acquisition of stock under the Bonus Plan.

  As of March 1, 2000, the closing price of the Company's common stock as listed on the Nasdaq National Market System was $16 7/8 per share.

RESTRICTIONS ON TRANSFER OF STOCK

  Employees who elect to receive Company common stock in the Bonus Plan may not sell or transfer that stock (including the common stock acquired for the employee with the AMIC cash contribution) for a period of two years from the date of acquisition. This restriction does not apply in the case of the death or disability of an employee. After the two year restriction on resale or transfer expires, employees may sell or transfer the stock held for their account. Employees may not pledge or hypothecate interests in the stock held for their account in the Bonus Plan.

ESTABLISHMENT OF TRUST

  AMIC has established a trust pursuant to which all cash as to which employees have elected to be exchanged for Company common stock plus all cash contributed by AMIC pursuant to the Bonus Plan will be contributed. All shares of common stock acquired for employees will be held by the trust until the restrictions on sale or transfer of any shares have expired. Thereafter, an employee may receive a certificate for any whole shares credited to the employee.

VOTING AND DIVIDENDS

  All cash dividends paid by the Company upon shares of common stock held in the Bonus Plan shall be reinvested in Company common stock and held pursuant to the restrictions on transfer on the underlying shares to which they relate.

  As long as any restrictions on transfer apply to any shares held in the Bonus Plan, employees shall have no voting rights as to such shares.

TAX CONSEQUENCES

  If the employee elects to participate in this plan, the amount of bonus the employee receives in stock and the matching contribution will be taxed as ordinary income in the year that the restriction on the stock ends.

  The employee's basis in the shares of stock acquired under the Bonus Plan will be the cost of the shares acquired on the open market for the account of the employee.

AMENDMENT AND TERMINATION

  The Bonus Plan may be amended at any time by the board of directors of AMIC. The Bonus Plan may also be suspended or terminated at any time by the AMIC board of directors.

  Future amendments to the Bonus Plan may be made without submitting such amendments for approval by the shareholders of the Company.

REPORTS

  Employees participating in the Bonus Plan will receive from the trust periodic reports (at least annually) regarding the number of shares of common stock acquired on behalf of such employees and the purchase price of such shares.

VOTE REQUIRED

  The approval of the Bonus Plan requires the affirmative vote of a majority of the shares of common stock present and voting at the annual meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

  The Company's executive officers are employees of Alfa Mutual Insurance Company (AMIC) and the Company pays no compensation directly to them. The Company is a party to a Management and Operating Agreement with AMIC under which it reimburses AMIC for allocated compensation costs incurred by AMIC in furnishing management and operational services to the Company.

  The following table shows the compensation reimbursed to AMIC for the Company's chief executive officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 1999, 1998 and 1997.


                          EXECUTIVE COMPENSATION TABLE

                                                     OTHER      LONG TERM       ALL
                                  BASE               ANNUAL    COMPENSATION    OTHER
 YEAR NAME - POSITION            SALARY   BONUS   COMPENSATION   OPTIONS    COMPENSATION
 ---- ---------------           -------- -------- ------------ ------------ ------------
 1999 Jerry Newby.............  $220,704 $235,400     $ 0         30,000        $  0
 1998 CEO and President         $  5,923 $      0     $ 0              0        $  0
 1997                           $      0 $      0     $ 0              0        $  0

 1999 C. Lee Elis.............  $183,676 $197,281     $ 0         25,000        $738
 1998 EVP-Operations            $168,046 $ 86,361     $ 0         12,000        $738
 1997                           $161,651 $ 83,852     $ 0          7,000        $738

 1999 Alvin H. Dees...........  $164,371 $ 98,792      $0         20,000        $738
 1998 EVP-Marketing             $153,145 $ 76,704     $ 0          8,000        $738
 1997                           $142,854 $ 71,352     $ 0          5,000        $738

 1999 Donald Price............  $140,998 $ 68,857     $ 0         10,000        $738
 1998 SVP-Finance               $129,332 $ 51,673     $ 0          8,000        $738
 1997                           $129,332 $ 51,673     $ 0          2,500        $738

 1999 Marcia Martin...........  $140,610 $ 55,085     $ 0          7,500        $738
 1998 SVP-Personnel             $132,609 $ 53,222     $ 0          4,000        $738
 1997                           $128,567 $ 51,672     $ 0          2,500        $738

--------
/1/Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus.

/2/Includes amounts reimbursed to AMIC as its share of the cost of AMIC's matching contribution to a 401(K) Plan maintained by AMIC. The maximum matching contribution out of the 401(K) Plan maintained by AMIC for 1999 was 100% of each employee's contribution to the Plan up to a maximum of $1,000.

/3/Mr. Ellis was Executive Vice President, Investments in 1998. He was promoted to Executive Vice President, Operations in February, 1999.

   The Company's executive officers are participants as employees of AMIC in a defined benefit plan maintained by AMIC. AMIC's retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee's average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years). Under AMIC's retirement plan there is no deduction for social security. With respect to the executive names named in the Summary Compensation Table, their years of credited service for retirement purposes are: Jerry A. Newby 0 years, C. Lee Ellis 23 years, Alvin
H. Dees 14 years, Marcia P. Martin 24 years and J. Donald Price 15 years.

   AMIC also provides a Non-Qualified Retirement Plan to supplement benefits payable from the defined benefit plan for selected key employees of AMIC whose benefits under the defined benefit plan are deemed to be inadequate to provide sufficiently for their retirement at normal retirement date due to brevity of service. Mrs. Martin is a participant in this plan.

   AMIC maintains a Supplemental Retirement Plan to provide supplementary benefits to each employee equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

  The following table shows the maximum estimated annual retirement benefit payable from the Defined Benefit Plan and the Supplemental Retirement Plan at normal retirement age to employees in the higher salary classifications:

                                     YEARS OF SERVICE
                  -----------------------------------------------------------------------
REMUNERATION        15              20              25              30              35
------------      -------         -------         -------         -------         -------
 150,000           45,000          60,000          75,000          90,000         105,000
 200,000           60,000          80,000         100,000         120,000         140,000
 250,000           75,000         100,000         125,000         150,000         175,000
 300,000           90,000         120,000         150,000         180,000         210,000
 350,000          105,000         140,000         175,000         210,000         245,000
 400,000          120,000         160,000         200,000         240,000         280,000
 450,000          135,000         180,000         225,000         270,000         315,000
 500,000          150,000         200,000         250,000         300,000         350,000
 550,000          165,000         220,000         275,000         330,000         385,000


   The following table lists all grants of options in 1999 under the 1993 Stock Incentive Plan for the officers listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
                         -----------------------                        POTENTIAL REALIZABLE
                         NUMBER OF   % OF TOTAL                       VALUE AT ASSUMED ANNUAL
                         SECURITIES   OPTIONS                           RATES OF STOCK PRICE
                         UNDERLYING  GRANTED TO  EXERCISE                   APPRECIATION
                          OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION ------------------------
NAME                      GRANTED   FISCAL YEAR  ($/SHARE)    DATE    0% ($)  5% ($)  10% ($)
----                     ---------- ------------ --------- ---------- ------ -------- --------
Jerry Newby.............   30,000      17.857%   $16.4375   04/22/09    $0   $325,395 $810,231
C. Lee Ellis............   25,000      14.881%   $16.4375   04/22/09   $ 0   $271,162 $675,192
Alvin H. Dees...........   20,000      11.905%   $16.4375   04/22/09   $ 0   $216,930 $540,154
Donald Price............   10,000       5.952%   $16.4375   04/22/09   $ 0   $108,465 $270,077
Marcia Martin...........    7,500       4.464%   $16.4375   04/22/09   $ 0   $ 81,349 $202,558

   The above option grants were approved on April 22, 1999. The grants were made as non-qualified options under the plan.

   The following table lists the aggregated fiscal year-end option values as of December 31, 1999.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                                                  SECURITIES       VALUE OF
                                                  UNDERLYING     UNEXERCISED
                                                  UNEXERCISED    IN-THE-MONEY
                                                  OPTIONS AT      OPTIONS AT
                                                    FISCAL          FISCAL
                          SHARES                 YEAR-END (#)    YEAR-END ($)
                       ACQUIRED ON     VALUE     EXERCISABLE/    EXERCISABLE/
NAME                   EXERCISE (#) REALIZED ($) UNEXERCISABLE  UNEXERCISABLE
----                   ------------ ------------ ------------- ----------------
Jerry Newby...........       0          $ 0           0/30,000 $      0/$     0
C. Lee Ellis..........       0          $ 0      49,666/35,334 $324,395/$33,726
Alvin H. Dees.........       0          $ 0      31,000/27,000 $189,014/$22,962
Donald Price..........       0          $ 0      19,833/16,167 $127,943/$19,370
Marcia Martin.........       0          $ 0      18,500/11,000 $124,001/$11,482

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

               REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

   The following report was prepared by the Compensation Committee of the Board of Directors which reviewed all items of executive compensation as shown in this Proxy Statement. The Committee is of the opinion that the Company's objective should be to provide incentives to encourage all the Company's Executive Officers and other employees to perform at the highest level.

   The Company has no direct employees and pays no compensation directly to any of the Executive Officers of the Company. AMIC is the statutory employer of all persons providing services to the Company. AMIC owns approximately 40% of the outstanding common stock of the Company. The Company and AMIC are parties to a Management and Operating Agreement whereby AMIC provides management and operational services to the Company including the use of employees. The Company reimburses AMIC for the allocated costs and expenses of those services, including compensation costs as well as other operational expenses. AMIC periodically conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company. The Company's Property and Casualty insurance subsidiaries and AMIC are also parties to a Pooling Agreement where certain costs and expenses are pooled on a percentage basis.

   AMIC uses the services of Hay Associates Compensation and Management Consultants to assist it in establishing compensation guidelines and amounts. Compensation ranges are established based on comparisons to various industry and outside consultant salary surveys. AMIC generally attempts to establish compensation within the same range as the surveys to which it compares.

   Salary ranges are established for each job and compensation is based on these ranges. Job descriptions are prepared for each job within the Company and these are used to develop compensation criteria for each particular job. All employees, including Executive Officers of the Company, are evaluated annually. Increases in compensation are based on these evaluations.

   The Chief Executive Officer is evaluated by the Board of Directors each year. The Chief Executive Officer is evaluated on the overall performance of the Company and all of its subsidiaries. The Board evaluates the Chief Executive Officer on a broad range of factors relative to the Company's financial strength and performance. This includes comparing the Company's performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Board in evaluating the Chief Executive Officer's compensation.

   Jerry A. Newby has been serving as President and Chief Executive Officer of the Company since December of 1998. C. Lee Ellis has been serving as Executive Vice President of Operations since March, 1999. Prior to that time, Mr. Ellis was Executive Vice President of Investments.

   In 1999, the Company again achieved record earnings. All of the Company's subsidiaries were profitable in 1999. The Company's Property and Casualty subsidiaries had a underwriting profit for the year. This was due in part to the lack of major storms in the Company's area of operation in 1999 and also efforts by management to control loss ratios and expenses. The Company continued devoting resources and efforts to upgrading its information systems to assure that the highest quality of service could be provided to its customers. Also in 1999, a substantial amount of resources were devoted to making sure that the Company would not experience problems relating to Y2K. In fact, the Company did not experience any major disruptions to its business related to Y2K.

   The Company also compares itself to a peer group of other insurance and financial institutions. The Company continues to compare favorably to its peer group.

   Based on these factors, the Committee is of the opinion that the Chief Executive Officer and other Executive Officers met the appropriate goals within their job descriptions and each received an appropriate evaluation. The Committee is also of the opinion that in 1999 the compensation of the Executive Officers of the Company was appropriate and reasonable based on the size of the Company and its financial performance. The Committee also believes that the Company's cost of compensation compares favorably to other companies within the insurance and financial services industry.

   Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million dollars. None of the Executive Officers of the Company were compensated in excess of $1 million dollars and thus the provisions of (S)162(m) are inapplicable.

   Bonuses paid to the Chief Executive Officer and other Officers of the Company were based on a written bonus plan which has been in effect for AMIC since 1988. The Chief Executive Officer's bonus was based solely on Company success compared to its peer group. The bonuses of the other Officers of the Company were based one-half upon Company success when compared to its peer group and one-half upon individual accomplishment within approved evaluation standards for that particular job. If these goals were met, the bonus percentages are set within the plan. The bonus plan has two evaluation criteria in order for the Chief Executive Officer and other Executive Officers to earn their full bonus percentage. First, AMIC's combined ratio is compared to the combined ratio of companies writing similar insurance products across the United States. Second, the Company's return on equity is compared to a broader group of publicly traded insurance companies. AMIC and the Company's performance must be in the top 25% of these two groups of companies or in the top 25% of one group and top 33% of the other. These criteria were met in 1999, thus the Chief Executive Officer and Executive Officers earned and were paid their full bonus percentage for the year.

   On April 22, 1999 the Compensation Committee recommended and the Board of Directors approved additional awards under the 1993 Stock Incentive Plan. Options were awarded to purchase175,500 shares of its common stock at a purchase price of $16.4375 per share to twenty (20) Officers of the Company. The purpose of the Stock Option Plan is to promote the interests of the Company and its' shareholders by encouraging stock ownership among key officers and employees, which in turn provides for them additional incentive, personal interest, and an increased desire to work toward the growth, development and financial success of the Company. The Committee felt that it was appropriate to make additional awards to the Officers of the Company based on the Company's financial performance and to provide incentive to the Officers to assure that the Company performs in the future at the highest possible levels. In determining the number of grants to be made, the Committee and the Board took into account the number of prior grants made. The Compensation Committee and the Board deem it to be sound corporate policy to reward executive management by the grant of options. This allows them to participate in the long term growth in share value thus giving them an increased incentive to perform at the highest levels.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND COMPENSATION DECISIONS. Mr. Richardson who is a member of the Compensation Committee is retired as Executive Vice President, Operations of the Company. The Company is unaware of any other Compensation Committee Interlocks between the members of the Compensation Committee and the Executive Officers of the Company.

                           [LOGO OF ALFA CORPORATION]

                             [GRAPH APPEARS HERE]


                 NASDAQ   INSUR
         ALFA    INDEX    INDEX
          A        B        C
XLABELS  DATA     DATA     DATA
       -------  -------  -------

 1994      100      100      100
 1995  157.405  141.335  142.048
 1996  122.493  173.892  161.922
 1997  172.208  213.073  237.522
 1998  247.52   300.248  211.579
 1999  171.085  542.43   164.286

              STOCK OWNERSHIP REPORTING BY DIRECTORS AND OFFICERS

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Ownership), 4 (Monthly Reports) and 5 (Annual Reports). Based solely upon a review of copies of such reports and representations made by directors and officers of the Company, the Company believes that during the prior two fiscal years beginning January 1, 1999 and January 1, 1998, its officers and directors complied with all Section 16(a) filing requirements. The Company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

                             STOCKHOLDERS PROPOSALS

  Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 2001 must be received in writing at its offices in Montgomery, Alabama, no later than December 10, 2000. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders' proposals to be included in the proxy materials.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's principal auditors for the fiscal year just completed were KPMG LLP. The Board of Directors normally selects auditors at the first regular board meeting following the annual meeting of the stockholders. A representative of KPMG LLP is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

                             OTHER PROPOSED ACTION

  Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

  STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

  The date of this proxy statement is March 23, 2000.

                                                                      EXHIBIT A

                               ALFA CORPORATION

                         EMPLOYEE STOCK PURCHASE PLAN
                                  AMENDMENTS

                               JANUARY 17, 2000

  The following amendments to the Employee Stock Purchase Plan of Alfa Corporation are adopted and approved by the board of directors, subject to approval by the stockholders of Alfa Corporation.

    1. The second paragraph of Section 5 of the Plan is deleted in its entirety and the following new paragraph is inserted in lieu thereof:

      The minimum payroll deduction is $25 per month, and the maximum monthly deduction is the greater of $1,000 or 10 percent of the Eligible Participants' total monthly salary, wages or other remuneration.

    2. Section 7 of the Plan is deleted in its entirety and the following new
  Section 7 is inserted in lieu thereof:

7. ALFA CORPORATION STOCK MATCH.

  (a) There shall be contributed for each Participant an amount of cash equal to 15 percent of the amount of each Participant's payroll deductions. Such cash shall be delivered to the Servicing Broker promptly after the payroll deductions are delivered to the Servicing Broker which shall use such cash to purchase for each such Participant whole shares of Alfa Stock in accordance with Section 9. The Servicing Broker shall have sole authority to decide the amount of shares that shall be purchased on any date and the price that shall be paid for such shares.

  (b) For purposes of this Employee Stock Purchase Plan, it is intended that the Servicing Broker shall be an "agent independent of the issuer" within the meaning of SEC Regulation M, Rule 100(b).

                                                                       EXHIBIT B

                         ALFA MUTUAL INSURANCE COMPANY

                          RESTRICTED STOCK BONUS PLAN

                                JANUARY 17, 2000

                                    RECITALS

  Alfa Corporation has no direct employees. All of its management, administrative, sales and other necessary services are provided to it by the employees of Alfa Mutual Insurance Company (Mutual) under a Management Services Contract between Alfa Corporation and Mutual and by certain independent exclusive agents of Alfa Corporation. In addition, the executive officers of Alfa Corporation hold the same or similar offices with Mutual. Substantially all of Mutual's employees devote significant portions of their time and energies to providing services for Alfa Corporation under the Management Services Agreement under which Alfa Corporation reimburses its pro rata share of Mutual payroll expense.

  Mutual and Alfa Mutual Fire Insurance Company own and control approximately 51 percent of the outstanding shares of Alfa Corporation common stock, and six of Mutual's directors also serve as directors of Alfa Corporation. Accordingly, Mutual may be considered a "parent" of Alfa Corporation under applicable rules and regulations of the Securities and Exchange Commission.

  In addition, as a historical matter, the Board of Directors and Chief Executive Officer of Mutual also serve as the Board of Directors and Chief Executive Officer of Alabama Farmers' Federation. In 1947, the Federation caused Mutual to be organized as an Alabama mutual insurance company to serve the property, casualty and liability insurance needs of its members, and the customers of Mutual's insurance products were limited to members of the Federation. The Federation's Board of Directors and Chief Executive Officer are, through long-standing custom, nominated and elected to serve as the Board of Directors and Chief Executive Officer of Mutual. As a result of such common control of Mutual and the Federation, the Federation may also be considered a "parent" of Alfa Corporation under applicable rules and regulations of the Securities and Exchange Commission.

  Mutual desires to adopt and maintain this Restricted Stock Bonus Plan in order to provide the Participants (as hereinafter defined) a means of purchasing shares of Alfa Stock on the open market through payroll deduction facilities provided by Mutual and the Federation.

                                    THE PLAN

1. PURPOSE OF PLAN.

  (a) Alfa Corporation and Mutual believe that the officers and employees of Mutual (who are the sole providers of management and employee services to Alfa Corporation under the Management Services Agreement) should be encouraged and rewarded for their contributions. Mutual, at the request of the Federation, also desires to provide to the Federation a means of rewarding its officers and employees and reinforcing existing ties of loyalty and goodwill of those employees and officers among the Federation's membership who traditionally have formed a material base of insurance business for both Mutual and Alfa Corporation.

  (b) The purpose of this Plan is to promote the interests of Alfa Corporation and its shareholders and the interests of Mutual and the Federation by making available to Employees a means to invest in Alfa Corporation's common stock, thereby (1) providing all Participants with a means of saving and investing for their personal financial goals, (2) giving them as shareholders of Alfa Corporation an increased personal interest in Alfa

Corporation's profits and its continuing growth, development and financial success, and (3) affording those who provide employment services to Alfa Corporation additional incentive in their efforts on behalf of Alfa Corporation and strengthening their desire to continue their employment with Mutual and their continued provision of important services and contributions to Alfa Corporation.

  2. DEFINITIONS. The following definitions are applicable to the Plan:

  "Affiliate" means any person that is an affiliate within the meaning of Regulation C, Rule 405, of the Securities and Exchange Commission.

  "Alfa Corporation" means Alfa Corporation, a Delaware corporation, and its subsidiaries.

  "Alfa Stock" means shares of common stock of Alfa Corporation, par value $1.00 per share.

  "Bonus" means the cash bonus that may be awarded to an Employee by the Committee from time to time under Mutual's Bonus Plan. Under that plan, Bonuses for a particular year are paid either in December of that year, or the immediately following January, depending upon elections that Employees have previously made.

  "Committee" shall mean the compensation committee of the board of directors of Mutual or such other committee as the board of directors may from time to time designate.

  "Employee" means any officer or employee of Mutual, Alfa Corporation or its Affiliates.

  "Federation" means Alabama Farmers' Federation.

  "Mutual" means Alfa Mutual Insurance Company.

  "Participant" means any Employee who participates in the Plan.

  "Plan" means this Restricted Stock Bonus Plan.

  "Servicing Broker" means a trustee, registered broker-dealer or other person independent of Alfa Corporation selected by the Trust who shall be responsible for acquiring Alfa Stock in accordance with the Plan.

  "Trust" means the trust fund established pursuant to Section 3(d).

3. STOCK PURCHASE OPTION; DEFERRED COMPENSATION.

  (a) Stock Election. Each Employee who is eligible for a Bonus shall be given the opportunity to receive up to one-half of any Bonus in Alfa Stock. If an Employee elects to receive up to one-half of a Bonus in Alfa Stock, the Employee shall also be entitled to receive in accordance with Section 3(f) an additional amount of Alfa Stock equal to 15 percent of the amount of Alfa Stock represented by the Employee's election to receive Alfa Stock in lieu of cash.

  (b) Annual Election. Each Employee shall have the right to elect to participate in the Plan annually, assuming a Bonus is authorized by the Committee. If the Employee desires to participate in the Plan, the Employee shall make an election to participate by executing a written election form acceptable to the Committee, designating the amount of the Bonus (not to exceed 50 percent of the Bonus) as to which the Participant has elected to receive Alfa Stock. This election shall be made no later than five days prior to receiving the notice of the award of a Bonus. In the election form, the Participant shall also agree to the terms and conditions of the acquisition of Alfa Stock under this Plan and such other matters as the Committee in its sole discretion may determine. An election to receive Alfa Stock, once it has been made as to a Bonus that has been declared, is irrevocable as to that Bonus. Nothing in this Plan shall be construed as granting any right to an Employee to receive a Bonus.

  (c) Deferred Compensation. It is intended that the Alfa Stock acquired by an Employee under this Plan be subject to deferred compensation treatment under the Internal Revenue Code of 1986, as amended. Accordingly, Mutual shall maintain an account which shall include any deferred compensation specified in
Section 3(b) plus any additional match credited to such deferred compensation under Section 3(f). The account shall be a bookkeeping entry on the financial statements of Mutual.

  (d) Trust Fund. Mutual shall establish a Trust in the form specified in Appendix A. Among other things, such Trust shall provide that Mutual shall contribute to the Trust the sum of money equal to the amount of compensation deferred by the Employee plus any applicable match. Mutual may establish a single Trust for the investment of compensation deferred by all Employees covered by the Plan, or it may establish individual trust funds for individual Employees covered by the Plan. Any assets held in such Trust shall be used exclusively for the purpose of paying benefits specified in the Plan to Participants and their beneficiaries, except as provided below. Mutual shall not pledge, assign or encumber the assets held in the Trust, except for payment of benefits as specified herein. Notwithstanding the above, in the event of the insolvency of Mutual, as defined in Section 3(a) of the trust agreement, the assets held in the Trust shall be available to satisfy any judgment issued by any court of law against Mutual or to pay other claims of creditors of Mutual. Mutual shall not cause the assets in the Trust to be paid for any purpose other than payment of benefits to covered Participants or their beneficiaries, unless required to do so by a court of law. Upon receiving notice in any form that the assets of the Trust have been attached or may be attached, by a court of law, Mutual shall immediately notify each Participant who has an interest in the Trust, so that the Participant may, if possible, petition the court to protect his or her rights. In the event of the insolvency of Mutual, the Participants shall not have an interest in the assets of the Trust that exceeds the interest of any other general creditor of Mutual with respect to any unsecured asset of Mutual.

  (e) Purchase of Shares. For Bonuses that are due to be paid in December of any year, Mutual shall transfer to the Trust an amount of cash equal to the amount as to which elections have been made no later than three days after the payment date of the bonus. For Bonuses that are not due to be paid until the following January, such transfers shall be made on the first business day in January. The Trust will make arrangements with the Servicing Broker to acquire shares of Alfa Stock with the cash transferred to the Trust. The Servicing Broker shall acquire whole shares of Alfa Stock in the open market at such times and in such amounts as the Servicing Broker deems appropriate. The Servicing Broker shall take reasonable steps to complete all purchases of Alfa Stock within 30 days after the receipt by the Trust of the funds for such purchases. The number of shares of Alfa Stock allocated to each Participant shall be determined by dividing the dollar amount of the Bonus for that Participant as to which the Participant has elected to receive Alfa Stock (not to exceed 50 percent of the Bonus) by the average purchase price of all Alfa Stock acquired by the Servicing Broker for the purchase period applicable to that Bonus. The Trust shall be given notice by the Servicing Broker of the number of shares of Alfa Stock acquired for such Participant promptly after all acquisitions have been made.

  (f) Alfa Stock Match. No later than three days after the payment date of the bonus, Mutual shall transfer to the Trust an amount of cash equal to 15 percent of that portion of the Bonus as to which Participants have elected to receive Alfa Stock for Bonuses due to be paid in December of any year. A similar transfer for Bonuses to be paid in January of any year shall be made on the first business day of January. The Servicing Broker shall acquire whole shares of Alfa Stock with such cash in accordance with Sections 3(e) and 8, and the additional shares shall be allocated pro-rata to each Participant on the same basis provided in Section 3(e).

4. TERMS AND CONDITIONS OF RESTRICTED STOCK.

  (a) Restriction on Transfer. Except as provided otherwise in Section 4(b), no Participant may sell, transfer, hypothecate, pledge or otherwise dispose of any shares of Alfa Stock acquired by such Participant under Section 3, including shares acquired pursuant to Section 3(f), for a period of two years from the date of such acquisition, and all of such shares shall be held in accordance with the Trust.

  (b) Death or Disability. The restriction of Section 4(a) shall not apply in the case of the death or disability of the Participant. For this purpose, "disability" means that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability. The restriction of Section 4(a) shall continue to apply upon the retirement of a Participant or the termination of the Participant's employment for any reason other than death or disability.

  (c) Dividends. All cash dividends paid by Alfa Corporation upon the shares of Alfa Stock acquired by the Participant and held by the Trust under this Plan shall be reinvested in Alfa Stock pursuant to the terms and conditions set forth in Alfa Corporation's Dividend Reinvestment Plan. Any shares of Alfa Stock acquired through the reinvestment of dividends on shares that are subject to the restriction of Section 4(a), and any stock dividend distributed upon shares of Alfa Stock that are subject to the restriction of Section 4(a), shall be subject to the same restriction for as long as such restriction applies to the underlying shares on which the dividends were paid or distributed.

  (d) Voting. As long as the restrictions of Section 4(a) apply to shares held in the Plan, Participants shall not have voting rights as to such shares.

  (e) Certificates for Shares. Upon termination of the restrictions imposed by
Section 4(a), Mutual shall distribute to the Participant a certificate representing the number of whole shares of Alfa Stock credited to a Participant, including shares acquired upon the reinvestment of dividends, provided that certificates representing shares of Alfa Stock subject to the restriction of Section 4(a) may only be issued upon the termination of the restriction imposed by Section 4(a). Any fractional shares held for the amount of a Participant when a certificate is issued shall be paid to the Participant in cash based upon the fair market value of the Alfa Stock at the time of the payment.

  (f) Distribution and Taxability. Upon the expiration date of the restrictions set forth in Section 4(a), the shares shall become taxable and shall be distributed to the Participant as set forth in Section 2 of the Trust.

  5. TAX OBLIGATIONS. A Participant shall pay all applicable federal and state withholding tax obligations ("Withholding Taxes") required to be withheld and paid by Mutual under federal, state or local law, including appropriate tax withholding respecting the Alfa stock match under Section 3(f). If the Participant so elects, such obligation may be satisfied by the surrender of shares of Alfa Stock acquired under this Plan in an amount equal to or greater than the tax obligation.

  6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding shares of Alfa Stock subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of Alfa Corporation, the maximum aggregate number and class of shares of Alfa Stock that may be acquired under the Plan, or otherwise held for a Participant by the Servicing Broker, and the number and class of shares which are subject to restriction under Section 4(a) under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Alfa Stock or other securities received as a result of any of the foregoing by a Participant with respect to Alfa Stock that is subject to the restriction of

Section 4(a) shall be deposited with and held by the Servicing Broker in a manner consistent with Section 4(a) hereof.

  7. AMENDMENT AND TERMINATION. The Plan may be amended at any time by the board of directors of Mutual. The Plan may be terminated or suspended by the board of directors at any time. Such termination shall not affect any restrictions previously imposed on shares acquired under the Plan or any rights of a Participant under the Plan.

  8. SERVICING BROKER. The Trust shall select a Servicing Broker for purposes of this Plan. The Servicing Broker shall have sole authority to decide the amount of shares that shall be purchased by the Servicing Broker on any date and the price that shall be paid for such shares. Mutual shall pay all costs and commissions related to the acquisition of Alfa Stock by the Servicing Broker. The Servicing Broker shall maintain such accounts for the purchase of Alfa Stock as may be customary and provide such reports to the Trust as the Trust may from time to time request. There is no agency relationship between the Servicing Broker, on the one hand, and the Committee, Alfa Corporation or its Affiliates, on the other hand. For purposes of this Plan, it is intended that each of the Trust and the Servicing Broker shall be an "agent independent of the issuer" within the meaning of SEC Regulation M, Rule 100(b).

  9. EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of the Plan shall not give any Participant any right to be retained in the employment of Mutual, Alfa Corporation or any Affiliate. In the absence of any specific agreement to the contrary, the Plan shall not affect any right of Mutual, Alfa Corporation, or any Affiliate, to terminate, with or without cause, any Participant's employment at any time. The Plan shall not replace any contract of employment between Mutual, Alfa Corporation, or any Affiliate and any Participant, but shall be considered a supplement thereto. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with Mutual, Alfa Corporation or any Affiliate.

  10. GOVERNING LAW. The Plan and all rights and awards hereunder shall be construed in accordance with and governed by the laws of the State of Alabama (except that matters of corporate law shall be interpreted in accordance with the law of the State of Delaware).

  11. SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

  12. INTERPRETATION OF THE PLAN. The Committee shall have the right to construe and interpret the provisions of the Plan, to establish rules and regulations relating to interpretation and administration of the Plan, to delegate administrative responsibilities it deems proper, and to perform all other acts it deems necessary to carry out the purpose and intent of the Plan. Without limiting the generality of the foregoing, the Committee may in its sole discretion waive from time to time the restriction imposed by Section 4(a) of the Plan as to any or all Participants.

  13. SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934. It is intended that the Plan and any acquisitions of Alfa Stock by a Participant subject to
Section 16 of the Securities Exchange Act of 1934 be construed to meet applicable requirements of Rule 16b-3(d) under that Act. If any provision of the Plan or any acquisition of Alfa Stock by a Participant hereunder would disqualify the Plan, or the acquisition or would otherwise not comply with Rule 16b-3(d), such provision or acquisition shall be construed or deemed amended to conform to Rule 16b-3(d) or such subsequent rule as may be in effect from time to time.

                    [LOGO OF ALFA CORPORATION APPEARS HERE]

                                Alfa Corporation
                                P. O. Box 11000
                         Montgomery, Alabama 36191-0001

                               ALFA CORPORATION
                                     PROXY
[LOGO OF ALFA CORPORATION APPEARS HERE]
                                     THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                    MANAGEMENT

                                   The undersigned hereby appoints Jerry A.
                                   Newby, James A. Tolar, Jr., and H. Al
                                   Scott, or any one of them, each with the power to appoint his substitute, as proxies of the undersigned to represent and to vote, as designated below, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Alfa Corporation to be held April 27, 2000 and any adjournment thereof.

                                   (Continued and to be dated and signed on the reverse side.)

1. ELECTION OF DIRECTORS

                   ( ) FOR ALL NOMINEES LISTED BELOW   ( ) WITHHOLD AUTHORITY          ( ) *EXCEPTIONS
                                                           TO VOTE FOR ALL NOMINEES
                                                           LISTED BELOW

   Nominees: Jerry A. Newby, Hal F. Lee, Russell R. Wiggins, Dean Wysner, James A.
             Tolar, Jr., Steve Dunn, B. Phil Richardson, Boyd E. Christenberry,
             John R. Thomas, James I. Harrison, Jr., and C. Lee Ellis

 (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            -----------------------------------------------------------------------------------------------------------------------

2. To approve amendments to the Employee Stock Purchase Plan.
                                           [_] FOR       [_] AGAINST        [_] ABSTAIN

3. To approve the Employee Stock Bonus Plan.
                                           [_] FOR       [_] AGAINST        [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all above listed nominees for directors.


                                                       ( ) Change of Address and
                                                           or Comments Mark Here

                                              (Please sign exactly as name
                                              appears on stock certificate. When
                                              shares are held by joint tenants,
                                              both should sign. When signing as
                                              attorney, as executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.)


                                              Date: ______________________, 2000

                                              __________________________________
                                                          Signature
                                              __________________________________
                                                   Signature if held jointly

                                              (X) Votes must be indicated
                                                  (x) in Black or Blue ink.
(Please sign, date and return this proxy in enclosed postage prepaid envelope.)